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                                                                      Exhibit 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) of IKON Office Solutions, Inc. pertaining to the IKON Office Solutions, Inc. Retirement Savings Plan of our report dated October 15, 1997 (except for
Note 8, as to which the date is October 27, 1997), with respect to the financial statements of IKON Office Solutions, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                               /s/  Ernst & Young LLP
                                               --------------------------------

Philadelphia, Pennsylvania
November 6, 1998